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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Current Report on Form 8-K, filed with the Securities Exchange Commission by NHP Incorporated ("NHP"), of our report dated April 23, 1997 with respect to the audits of NHP Incorporated for the years ended December 31, 1996, 1995, and 1994, and the incorporation by reference of such reports into NHP's Registration Statement on Form S-8 (No. 333-11933), NHP's Registration Statement on Form S-8 (No. 333-11863), NHP's Registration Statement on Form S-8 (No. 333-11917), NHP's Registration Statement on Form S-8 (No. 333-11857), and NHP's Registration Statement on Form S-8
(No. 333-08137).

                                           /s/ Arthur Andersen LLP

Washington, D.C.
June 9, 1997